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                                 UNITED STATES

                        SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

       PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                ------------------------------------------------
                                 DECEMBER 16, 1997

              (Exact name of registrant as specified in its charter)
                            DYNATEC INTERNATIONAL, INC.
                            ---------------------------

      (State or other jurisdiction      (Commission        (IRS Employer
           of incorporation)            File Number)     Identification No.)
      -----------------------------     ------------     -------------------
                 UTAH                     0-12806            87-0367267

              (Address of principal executive offices)   (Zip Code)
              -----------------------------------------------------
                3820 Great Lakes Drive, Salt Lake City, UT 84120

               Registrant's telephone number, including area code
               --------------------------------------------------
                                 (801) 973-9500

           (Former name or former address, if changed since last report.)
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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     Dynatec International, Inc. (The Company) has appointed KPMG Peat Marwick, LLP as the Company's new certifying, independent accountant effective for the audit for the year ending December 31, 1997. Management believes that the Company has reached a level of financial complexity which demands the resources of a major public accounting firm. The Salt Lake City office of KPMG Peat Marwick is highly regarded, and the Company feels the engagement of KPMG will better poise the Company to achieve the financial results it can deliver.

     As a result of this action approved by the Company's board of directors, the former independent accountants, Jones, Jensen, & Company, have been dismissed as of December 16, 1997. The Company has no disagreements with its former accountants on the accounting and financial disclosures in this filing.

     The report of Jones, Jensen & Company on the Company's financial statements for the year ended December 31, 1996, and the report of Kartchner & Purser, P.C. on the financial statements for the period ending December 31, 1995, contained no adverse or disclaimer of opinion.

     Further, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedure, which were not resolved to the satisfaction of the former accountants during the two most recent fiscal years and for any subsequent periods preceding the dismissal of the former accountants.

ITEM 9. CHANGES IN SECURITIES

COMMON STOCK

     On December 30, 1996, at a regularly scheduled meeting, the Board of Directors approved Regulation S offerings of its common stock. Several such stock offerings took place earlier this year as illustrated in the table below. Regulation S stock is routinely offered at a discount from the bid price. The subscription agreements were executed in reliance upon the transaction exemption afforded by Regulation S based upon the following facts:

(a) The Regulation S stock purchasers were not U.S. persons as defined under Regulation S;
(b) At the time the buy order was originated, the purchasers were outside the U.S. as of the date of execution and delivery of the subscription agreements;
(c) Shares were purchased for purchasers own accounts and not on behalf of any U.S. person, sales had not been pre-arranged with a purchaser in the U.S., and all offers and resales of securities have been made in compliance with Regulation S provisions;

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(d)  The purchasers were not entities organized under foreign law by a U.S.
     person (as defined in Regulation S Rule 902 (o)) for the purpose of investing in unregistered securities, unless the purchasers were organized and owned by accredited investors (as defined in Regulation D, Rule 501 (a)) who are not natural persons, estates, or trusts;

(e) Purchase transactions were not pursuant to a fiduciary account where a U.S. person had discretion to make investment decisions for the account;

(f) To the knowledge of the registrant, all offers and sales of the Regulation S shares by purchasers prior to the expiration of a 40-day restricted period were only to be made in compliance with the safe harbor contained in Regulation S, pursuant to registration of securities under the 1933 Act, or pursuant to an exemption from registration. Offers and sales made after the expiration of the restricted period were to be made only after shares had been registered or became subject to exemption from registration. The restricted period began on the closing of the offering or upon the completion of the distribution of the offering as announced by the registrant;

(g) All offering documents received by purchasers included statements to the effect that the shares had not been registered under the 1933 Act and may not be offered or sold in the U.S. or to U.S. persons unless the shares become registered under the Securities Act of 1933 or an exemption from the registration requirements are available;

(h) The purchasers acknowledged that the purchase of the shares involved a high degree of risk, and that the purchasers could bear the economic risk of the purchase of the shares, including the total loss of their investment; and

(i) The purchasers understood that the shares were being offered and sold to them in reliance upon specific exemptions from the registration requirements of the United States Federal and State securities laws, and that the registrant was relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of purchasers set forth in the subscription agreements in order to determine the applicability of such exemptions and the suitability of the purchasers to acquire shares.

     The following table shows sales of Regulation S securities of the company during 1997:

                                                            Offering
  Date of Sale       Title of Security     # of Shares       Price
  ------------       -----------------     -----------      -------
  February 26, 1997*   Common Stock           173,500        $1.44
  March 26, 1997*      Common Stock           125,000        $2.00
  July 1, 1997*        Common Stock           125,000        $2.00
  July 10, 1997*       Common Stock           125,000        $2.00
  December 31, 1997**  Common Stock           333,334        $3.00


* These four transactions were approved at a December 30, 1996 meeting of the board of directors (please refer to the first paragraph of this section), but were funded at the dates indicated in the table above.

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     **Please note that the December sale was made to four purchasers, each for $250,000.

P.T. Dolok Permai, purchaser in the first two transactions referenced in the above table, may have acted as an underwriter with regard to portions of the shares sold in such transactions.


                                            Dated this 21st Day of January, 1998



                                            DYNATEC INTERNATIONAL, INC.

                                            By /s/ DON WOOD
                                               ------------------------
                                                  CHAIRMAN AND CEO